Confidential

Presentation to:

Board of Directors of
Sheridan Healthcare, Inc.

FAIRNESS OPINION

March 24, 1999


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

                              Confidential Material

                       Presented to the Board of Directors

The following pages contain material provided to the Board of Directors of Sheridan Healthcare, Inc. ("Sheridan" or the "Company") in the context of a meeting of the Board of Directors held to consider the proposed acquisition of the Company by Vestar Capital Partners III, L.P. ("Vestar") in a cash offer. The accompanying material was compiled or prepared on a confidential basis solely for use by the Board of Directors and not with a view toward public disclosure under state or federal securities laws or otherwise. The basic information utilized in preparing this presentation was obtained from the Company and other public sources. Any estimates and projections for the Company contained herein have been prepared by management, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Board of Directors, which is familiar with the business and the affairs of the Company, neither the Company nor Salomon Smith Barney nor any of their respective legal advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board of Directors of the Company. Neither the Company nor Salomon Smith Barney undertakes any obligation to update or otherwise revise the accompanying materials.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Table of Contents

1     EXECUTIVE SUMMARY

2     SHERIDAN HEALTHCARE BUSINESS OVERVIEW

3     PPM INDUSTRY OVERVIEW AND RECENT EVENTS

4     SUMMARY VALUATION ANALYSIS

      APPENDIX
      A. COMPARABLE PUBLICLY TRADED COMPANIES
      B. PRECEDENT PPM TRANSACTIONS
      C. WACC ANALYSIS


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

1     EXECUTIVE SUMMARY


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Introduction

GENESIS OF THE TRANSACTION

o Salomon Smith Barney and Bowles Hollowell Conner have been engaged by Sheridan Healthcare, Inc. to evaluate strategic alternatives, including a possible sale of the Company.

o Salomon Smith Barney and Bowles Hollowell Conner initiated an auction process in December 1998, and contacted a wide range of possible strategic and financial buyers.

o On February 19, 1999 final bids were received, with Vestar Capital Partners as the winning bidder at $11.50 per share.

o After completing further due diligence and focusing on the Company's strategic acquisition plan, Vestar Capital Partners submitted a revised bid of $9.25 per share on March 16, 1999.

As part of its engagement, Salomon Smith Barney will render a fairness opinion.

HISTORY OF SALOMON SMITH BARNEY'S RELATIONSHIP WITH SHERIDAN

o Salomon Smith Barney was Sheridan's lead underwriter for its IPO on October 31, 1995 at $13.00 per share.

o Since the IPO, Salomon Smith Barney has maintained a close relationship with Sheridan, but has not executed any further business until this sale process began.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
4                                                   A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Overview of Transaction Contemplated

TRANSACTION STRUCTURE

o Cash merger resulting in ownership of 100% of Sheridan stock (excluding management rollover shares)

o     Effective rollover of Management equity into Vestar equity

SHERIDAN'S CURRENT SITUATION

o Sheridan does not have access to capital to pursue its acquisition strategy

      o Current debt of $74 million already exceeds credit facility of $65 million
      o     Exception on credit facility valid only until September
      o     No current access to high-yield or equity markets

o The Company has already delayed on several possible acquisitions because of the lack of financing.

STRATEGIC BENEFITS

o Provides Sheridan with capital support to proceed with its acquisition strategy, a primary driver of growth.

o Eliminates Sheridan's dependence on capital markets in the face of uncertainty surrounding the PPM industry.

o Provides Sheridan with the base to build out a regional physician network in Texas in the long-term, similar to the current network in Florida.

o     Gives shareholders the option to cash out at a premium to market.

--------------------------------------------------------------------------------
Vestar is to acquire Sheridan for $9.25 per share.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
5                                                   A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Summary of Preliminary Purchase Agreement Terms

--------------------------------------------------------------------------------
Feature                       Comments
--------------------------------------------------------------------------------
Consideration                 $9.25 per share in cash
--------------------------------------------------------------------------------
Structure                     Tender offer; Newly-formed Vestar subsidiary to
                              own stock
--------------------------------------------------------------------------------
Selected Conditions           Management shares to be tendered and subscriptions
                              for interests in Vestar subsidiary
                              Management Agreements negotiated with key
                              executives
--------------------------------------------------------------------------------
Board Seats                   2 Board Seats for existing Sheridan Management
                              3 Board Seats for Vestar Employees
                              2 Board Seats for Outside Directors
--------------------------------------------------------------------------------
Events of Termination         By mutual consent
                              Material adverse change Financing out
                              Break-up fee for topping bids
--------------------------------------------------------------------------------


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
6                                                   A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Sources and Uses

($ in millions)

--------------------------------------------------------------------------------
Uses
--------------------------------------------------------------------------------
      Equity Value at $9.25 (a)                                         $66.3

      Bank Debt                                                         $74.0
      Texas June Payment                                                  6.1
      Est. Remaining Share Price Guarantees at Closing                    0.1
      Deferred Compensation                                               1.4
      Capital Leases                                                      0.8
      Notes Payable                                                       0.3
      Mgmt COC Pmt/D&O Tail Policy                                        2.5
--------------------------------------------------------------------------------
      Total Debt Consideration                                          $85.1

      Transaction Expense                                                12.0
--------------------------------------------------------------------------------
      Total Uses                                                       $163.3
================================================================================

--------------------------------------------------------------------------------
Sources
--------------------------------------------------------------------------------
      Option Proceeds                                                    $4.2

      Bank Debt                                                         $75.0

      Mezzanine                                                         $20.0

      Vestar Equity Investment                                           61.1
      Mgt. Equity Rollover                                                3.0
--------------------------------------------------------------------------------
      Equity Financing                                                  $64.1

      Total Sources                                                    $163.3
================================================================================

(a) Assumes 7.163 million fully diluted shares, including 0.577 million in-the-money options at the $9.25 purchase as of 3/16/99.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
7                                                   A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Pro Forma Capitalization

($ in millions)

--------------------------------------------------------------------------------
                            Pro Forma Capitalization
--------------------------------------------------------------------------------
                                                                         % of
                                                                      Total Cap
                                                                      ---------
      Bank Debt                                             $75.0        47.1%

      Mezzanine                                              20.0        12.6

      Vestar Common Equity                                  $61.1        38.4
      Management Common Equity                                3.0         1.9
--------------------------------------------------------------------------------
      Total Common Equity                                   $64.1        40.3%

      Total Capitalization                                 $159.1       100.0%
-------------------------------------------------------------------   ---------

--------------------------------------------------------------------------------
                      Pro Forma Common Equity Ownership (a)
--------------------------------------------------------------------------------

      Vestar                                                             95.3%
      Management                                                          4.7
--------------------------------------------------------------------------------
      Total Common Equity Ownership                                     100.0%

(a)   Before conversion of mezzanine warrants.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
8                                                   A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Comparative Valuation Multiples

Public Market
====================================================================================================================

                                                                    Firm Value/LTM          Price/Earnings
                                                              -------------------------     --------------
                                                              Revenues  EBITDA     EBIT     1998A    1999E
Sheridan Healthcare                                               1.2x    7.3x     9.5x     10.6x     8.6x
----------------------------------------------------------------------------------------------------------
Multi-Specialty Comparables Median                                0.4     4.8      7.1       7.1      7.3

Single Specialty Comparables Median                               1.5     6.4      8.5       8.6      7.4
----------------------------------------------------------------------------------------------------------

Private Market
====================================================================================================================

                                                                    Firm Value/LTM                  Premium
                                                              -------------------------    -------------------------
                                                              Revenues  EBITDA     EBIT    1 Day   1 Week  1 Month
Vestar Proposed Price - $9.25 (a)                                 1.3x    7.7x    10.0x     12.1%    12.1%    17.5%
---------------------------------------------------------------------------------------    -------------------------
Selected Acquisition Multiples (b)

Team Health / Madison Dearborn (1/99)                             0.7x    6.0x     7.0x       NA       NA       NA

Spectrum Emergency Care / Laidlaw (10/97)                          NA     5.0      NA         NA       NA       NA

Health Partners / FPA Medical Management (7/97)                   0.8      NM      NM         NA       NA       NA
--------------------------------------------------------------------------------------------------------------------

(a)   Premium based on 3/19/99 Sheridan closing price of $8.25.
(b)   Recent acquisitions which are most comparable to the proposed transaction.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
9                                                   A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Recent Stock Price Performance

DAILY DATA: 3/19/98 THROUGH 3/19/99

                               [GRAPHIC OMITTED]

                               Summary Statistics:
                     High       Low        Average    Latest
                    17.06      6.56         10.34       8.25
                      407                      20         27

--------------------------------------------------------------------------------
Sheridan is currently trading at $8.25 per share, a 51.6% discount to its year-to-date high, and a 25.8% premium to its year-to-date low.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
10                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Relative Stock Price Performance

DAILY DATA: 3/19/98 THROUGH 3/19/99

                                [GRAPHIC OMITTED]

                              Summary Statistics:
                       High      Low      Average   Latest
                       111%       43%       67%       54%
                       151%       49%      100%       51%
                       105%       20%       48%       24%

--------------------------------------------------------------------------------
Sheridan has under-performed the single specialty PPMs over the last six months. However, that gap has nearly disappeared due to the recent drop in Pediatrix share price. In addition, Sheridan has consistently out-performed multi-specialty PPMs over the last year.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
11                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Trading History

SHERIDAN HEALTHCARE: PRICES AND VOLUME

                                [GRAPHIC OMITTED]

                         Weighted      Volume Traded/
                          Average    Shares Outstanding
                           $9.89            58.9%
                           $7.65            13.4%

--------------------------------------------------------------------------------
Over the last three months, the volume of Sheridan shares traded has largely remained in the range of $7.00 to $8.00 per share.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
12                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Valuation Summary

   [The following table was depicted as a bar chart in the printed material.]

                                                   Equity Value
                                                    Per Share
                                                   (In Dollars)

               Current Price-3/19/99                  $8.25(a)

               Private Market Comparable
                Analysis Valuation                 $8.00-$13.00

               5-Year DCF (without acquisitions)    $3.75-$5.50

               5-Year DCF (with acquisitions-
                7.0x EBITDA purchase price)         $4.00-$8.50

               5-Year DCF (with acquisitions-
                6.0x EBITDA purchase price)        $9.50-$14.00

               5-Year DCF (with acquisitions-
                5.0x EBITDA purchase price)       $15.00-$19.50

(a)   $9.25 represents Vestar Capital's offer price.

Note: Equity value reflects debt and contingencies of $85.2 million, and option proceeds of $2.0 million. Equity value per share reflects 6.916 million diluted shares before treasury method share buy-back. All assumptions as of March 19, 1999.

Note: Salomon Smith Barney ran sensitivity cases of 6.0x and 7.0x EBITDA for acquisitions in the event a 5.0x multiple were not to be sustained going forward (in light of recent trend toward higher acquisition multiples).


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
13                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Background on Vestar

Vestar Capital Partners is a New York-based investment firm specializing in management buyouts and recapitalizations.

o Since its founding in 1988, the firm has completed 26 transactions with a total value in excess of $5 billion.

o Companies acquired include: Celestial Seasonings, Consolidated Cigar, La Petite Academy, Prestone Products Corporation, Remington Products Company, and Westinghouse Air Brake Company.

o Currently manages over $1 billion of equity capital for a number of top tier investors including Harvard University, the Rockefeller Foundation, and the General Motors Pension Fund.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
14                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

2   SHERIDAN HEALTHCARE BUSINESS OVERVIEW


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Company Overview

BUSINESS DESCRIPTION

o Sheridan Healthcare is a physician practice management company currently affiliated with approximately 233 physicians practicing under 55 specialty service contracts at 37 hospitals and 28 office locations

o Sheridan Healthcare operates and manages specialist physicians providing services at hospitals and ambulatory surgical facilities in the areas of:

      o     anesthesia
      o     neonatology
      o     pediatrics
      o     emergency services
      o     obstetrics
      o     pain management

o Sheridan also owns, operates, or manages office-based physician practices which provide services in the areas of:

      o     gynecology
      o     obstetrics
      o     infertility
      o     perinatology
      o     primary care
      o     general surgery


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
15                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Company Overview

GEOGRAPHICAL LOCATION

o Sheridan's hospital affiliations are located in Florida, New York, Ohio, Pennsylvania, Texas, Virginia and West Virginia

o Sheridan's office-based group practices are regionally concentrated in Florida and Texas

                               [GRAPHIC OMITTED]

Multi-Specialty Group Physician Practices   Hospital Outsourcing
-----------------------------------------   --------------------
151 Physicians                              78 Physicians
--------------                              -------------
o    69 Anesthesiologists                   o    28 Anesthesiologists
o    37 Neonatologists/Pediatricians        o    15 Neonatologists/Pediatricians
o    34 Obstetricians                       o    35 Emergency
o    4 Surgeons
o    4 Gynecological Oncologists
o    2 Perinatologists
o    1 Infertility Specialist

Note: Excludes 4 primary care physicians in 3 locations.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
16                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Summary Market Data

SHERIDAN HEALTHCARE PUBLIC MARKET STATISTICS

          Stock Price as of 3/19/99                              $8.25

          Equity Value (in millions) (a)                           $57

          Firm Value (in millions) (b)                            $140
          -------------------------------------------------------------

          1998 P/E                                                10.6x

          1999E P/E (c)                                            8.6
          -------------------------------------------------------------

          Firm Value / 1998 EBITDA                                 7.3x

          Firm Value / 1999E EBITDA (d)                            5.5
          -------------------------------------------------------------

          52-Week High (3/30/98)                                $17.06

          52-Week Low (10/28/98)                                 $6.56

          Average Daily Trading Volume (in thousands) (e)         18.2
          -------------------------------------------------------------

(a) Assumes 6.916 million fully diluted shares outstanding, before treasury stock method share buy back.

(b) Firm Value equals Equity Value plus total straight debt and contingencies of $85.2 million (comprised of $74.0 million of bank debt, $6.1 million of Texas June Payment, $0.2 million of remaining share price guarantees, $1.4 million of deferred compensation, $0.8 of capital leases, $0.3 million of notes payable, $2.5 million of management change of control payment and D&O Tail Policy), less options proceeds of $2.0 million.

(c)   Based on First Call 1999E EPS of $0.96.

(d)   EBITDA estimates based on equity research median.

(e)   Average daily trading volume over the last twelve months.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
17                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Sheridan's Multi-Specialty Group Physician Practices

DEFINITION

o "Multi-Specialty Group Physician Practices" is Sheridan's term for the provision of a variety of regionally-based physician services to Sheridan's patients by both:

      o office-based Sheridan physicians (e.g. obstetricians, gynecologists) and
      o hospital-based Sheridan physicians (e.g. anesthesiologists, neonatologists)

o The term also alludes to the interaction of referrals between Sheridan's office-based and hospital-based physician services.

MECHANICS

o Sheridan employs or affiliates with office-based obstetricians or gynecologists practicing in a limited geographic area (e.g. in Florida).

o Patients who use these office-based physicians for obstetrical or gynecological physician services are often referred to Sheridan's key hospitals where Sheridan's physicians provide neonatology and/or anesthesia physician services.

o Revenue synergies are thus created as the introduction of new patients to the Company's office-based practices results in higher revenues (through higher volumes) for hospital-based physician services.

--------------------------------------------------------------------------------
In November 1996, Sheridan decided to focus its principal growth strategy on operating regionally-focused multi-specialty group physician practices


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
18                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Sheridan's "Win-Win" Multi-Specialty Model

--------------------------------------------------------------------------------
Competitors Gate Keeper Model
--------------------------------------------------------------------------------
Focus

o     How to cut the pie
--------------------------------------------------------------------------------
Features

o     Fixed capitation model

o     Earnings generated via cost reduction

o     Encourages a reduction in hospital-care provided to patients
--------------------------------------------------------------------------------
Results

o Patients resentful as physician's earnings are tied to reducing patient care

o     Divergence of physician / patient care
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sheridan's "Win-Win" Model
--------------------------------------------------------------------------------
Focus

o     How to grow the pie
--------------------------------------------------------------------------------
Features

o     Emphasizes physician productivity

o     Allows Sheridan to pay attractive compensation to physicians

o     Growth by attracting new patients into the system
--------------------------------------------------------------------------------
Results

o     Model creates value for patients, hospitals, physicians and health plans

o     Alignment of interest between patients and doctors
--------------------------------------------------------------------------------


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
19                                                  A member of citigroup [LOGO]

Historical Revenue Mix

(Dollars in Thousands)

HISTORICAL REVENUE MIX

   [The following table was depicted as a bar graph in the printed material.]

                                1996              1997              1998
Multi-Specialty Groups        $40,788           $52,923           $76,573
Hospital Outsourcing          $24,528           $27,487           $28,653
Priary Care                   $27,451           $18,206           $ 7,691

--------------------------------------------------------------------------------
Since 1996, Sheridan Healthcare has divested most of its higher-risk primary care business, and has instead focused on higher-margin multi-specialty group business.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
20                                                  A member of citigroup [LOGO]

Physician Mix

  [The following tables were depicted as pie charts in the printed material.]

                             Physicians By Division
                     Multi-Specialty                   64.8%
                     Primary Care                       1.7%
                     Hospital Outsourcing              33.5%

                            Physicians by Specialty
                     Anesthesia                        41.7%
                     Infertility                        0.4%
                     Perinatology                       0.9%
                     Primary care                       1.7%
                     Gynecological oncology             1.7%
                     Surgery                            1.7%
                     Obstetrics (office based)         13.3%
                     Obstetrics (hospital based)        1.3%
                     Emergency                         15.0%
                     Neonatology/Pediatrics            22.6%

                             Total Physicians: 233


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
21                                                  A member of citigroup [LOGO]

Sheridan's Competitive Advantages

o     Sheridan is a dominant niche player in a relatively unconsolidated market.

      o Sheridan is a physician practice management company with the market strategy of forming women's health networks.
      o Does not face high competition in hiring physicians compared to other single-specialty or national multi-specialty physician practice management companies.
      o     Numerous opportunities to expand on a regional or national scale.

o During its 45 years of operation, Sheridan has operated very conservatively and avoided the problems associated with rapid expansion.

      o One of the most prudent users of its capital and stock in the industry.
      o The Company is very selective in its acquisitions and continues to actively manage these acquisitions reducing the risks associated with integration.

o Sheridan's women's health network provides doctors with a single source delivery platform to satisfy patients, managed care providers and hospitals in numerous markets.

      o Provides quality, consistent care to women during various stages of their lives.
      o     Produces scale necessary to function with managed care payors.
      o Simplifies billing and payment for both hospitals and managed care providers.

o Hospital based outsourcing operations are not capital intensive and provide continual cash flow necessary to expand the Company's women's health network.

o Sheridan is not exposed to capitation risks that plague many other physician practice management companies.

o The Company is regionally focused in two of the largest health care markets in the country

      o Regional focus creates opportunities for synergies and value-added services that are not present in more geographically distributed practices.
      o The populations of Texas and Florida are currently the 2nd and 4th largest state populations.
      o These two markets represent the 3rd and 4th largest health care markets in the United States.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
22                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Summary Historical Financials - Income Statement

($ in millions)

                                              Actual
                                  -----------------------------
                                   1996(a)     1997       1998      CAGR
===============================================================    ======
Internal Revenue                    $52.9      $55.5      $56.6      3.4%
Acquired Revenue                     39.8       43.3       56.3     18.9
                                  =======    =======    =======
Total Net Revenue                   $92.8      $98.7     $113.0     10.4
  Growth                               --        6.4%      14.4%

Gross Margin                        $23.0      $25.6      $31.0     16.1
  % of Revenues                      24.8%      26.0%      27.5%

EBITDA                              $11.5      $13.3      $19.1     29.0
  % of Revenues                      12.4%      13.5%      16.9%

EBIT                                 $8.0      $10.5      $14.8     35.9
  % of Revenues                       8.6%      10.7%      13.1%

Net Income                           $5.2       $5.2       $6.4     10.3
  % of Revenues                       5.6%       5.3%       5.6%
-------------------------------------------------------------------------

(a) Excludes write-down of $17.4 million on 11/4/96 related to change in strategic direction away from primary care business and non-strategic office based physician practices. Write down consists of $13.9 million of goodwill, $1.1 million of property and equipment, $0.4 million of intangible assets and $2.0 million in accrued expenses.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
23                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Historical Schedule of Sheridan's Acquisitions (1996-1997)

(Dollars in thousands)

                                                                                                                      EBITDA
                                                                        Acquisition     Acquired                     Purchase
Practice Name                                Description                    Date         EBITDA     Consideration    Multiple
-----------------------------------------------------------------------------------------------------------------------------
Harold Williams, M.D.                        Office-Based                   2/96             NA          $175            NM
                                             Internal Medicine

Neonatology Certified, Inc. &                Hospital-Based                 3/96         $2,100         9,600           4.6x
Childrens' Hospital Services, Inc.           Neonatology & Pediatrics

Rubin, Mehta, Davila, P.A.                   Office-Based                   7/96            300         1,335           4.5
                                             Obstetrics and Gynecology

Kenneth Blaze, D.O., P.A.                    Office Based                   10/96           175           875           5.0
                                             Internal Medicine

West Broward OB/Gyn                          Office-Based                   3/97            600         3,126           5.2
                                             Obstetrics and Gynecology

Becerra and Augustino, M.D., Inc.            Office-Based                   5/97            525         2,000           3.8
                                             Obstetrics and Gynecology

Castillo-Plaza and Associates, M.D., Inc.    Office-Based                   5/97            250         1,025           4.1
                                             Obstetrics and Gynecology

Aventura Ob/Gyn Associates &                 Office-Based                   9/97            600         2,400           4.0
Woman to Woman Obstetrics and Gynecology     Obstetrics and Gynecology

Frederick N. Herman, M.D., Inc.              Office-based                   11/97           400         2,000           5.0
                                             General Surgery

Physicians' Neonatal Group                   Hospital-Based                12/1/97          145           435           3.0
                                             Neonatology

                                             --------------------------------------------------------------------------------
                                             Total (a)                                   $5,095       $22,971           4.5x
                                             --------------------------------------------------------------------------------
                                             --------------------------------------------------------------------------------
                                             High                                        $2,100        $9,600           5.2x
                                             Mean                                           566         2,297           4.3
                                             Median                                         400         1,668           4.5
                                             Low                                            145           175           3.0
                                             --------------------------------------------------------------------------------

(a)   Weighted average multiple.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
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

                                                             SHERIDAN HEALTHCARE

Historical Schedule of Sheridan's Acquisitions (1998)

(Dollars in thousands)

                                                                                                                            EBITDA
                                                                               Acquisition    Acquired                     Purchase
Practice Name                                   Description                       Date         EBITDA     Consideration    Multiple
-----------------------------------------------------------------------------------------------------------------------------------
Taranco & Associates                            Hospital-Based                   1/9/98        $1,600        $8,000           5.0x
                                                Anesthesiology

Comprehentsive Pain Management                  Hospital-Based & Office-Based    2/1/98         1,800         9,900           5.5
Northwest Florida Anesthesiology Consultants    Anesthesiology & Pain Mgt.

Gynecology Oncology Associates                  Office-Based                     3/6/98           550         2,200           4.0
                                                Gynecology

North Texas Perinatology                        Hospital-Based                   3/4/98         2,500        20,200           8.1
   Michael Cavenee, M.D., P.A.                  Perinatology/Neonatolgy
   Kenneth Trimmer, M.D., P.A.

Gynecology Associates, Dr. Craig Woodard        Office-Based                     4/24/98          100           300           3.0
                                                Gynecology

Dr. Eliezer Livnat                              Office-Based                     5/19/98          100           500           5.0
                                                Infertility

Dr. Santiago Triana                             Office-Based                     6/24/98          160           650           4.1
                                                General Surgery

Dr. Odalis Sijin                                Office Based                     7/1/98           140           740           5.3
                                                Obstetrics and Gynecology

Miami Neonatal Associates                       Hospital-Based                   6/26/98          455         1,500           3.3
                                                Neonatology

Dr. Henry Parl                                  Hospital-Based                   8/1/98            50           250           5.0
                                                Obstetrics and Gynecology

Dr. Rafael Pratts                               Office Based                     8/20/98          450         2,300           5.1
                                                Obstetrics and Gynecology

Newman, Schneider, Santos and Semple            Office-Based                     9/10/98          300         1,500           5.0
                                                Obstetrics and Gynecology
                                                -----------------------------------------------------------------------------------
                                                Total (a)                                      $8,205     $  48,040           5.9x
                                                -----------------------------------------------------------------------------------
                                                -----------------------------------------------------------------------------------
                                                High                                           $2,500     $  20,200           8.1x
                                                Mean                                              684         4,003           4.9
                                                Median                                            375         1,500           5.0
                                                Low                                                50           250           3.0
                                                -----------------------------------------------------------------------------------

(a) Weighted average multiple.

--------------------------------------------------------------------------------
Although Sheridan's mean acquisition multiple for 1998 was 5.0x, it paid substantially higher multiples for larger transactions, raising its weighted average multiple for 1998 to 5.9x


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
25                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Public Market Values: Sheridan Peer Rankings

                ------------------------------------------------
                           Projected 5 Year EPS Growth
                ------------------------------------------------
                 1.  Advanced Health                       35.0%
                 2.  Pediatrix Medical Group               30.0
                 3.  American Oncology Resources, Inc.     25.0
                ------------------------------------------------
                 4.  Sheridan Healthcare, Inc.             25.0
                ------------------------------------------------
                 5.  PhyMatrix Corporation                 22.5
                 6   American Physician Partners, Inc.     22.5
                 7.  MedPartners, Inc.                     20.0
                 8.  AmeriPath, Inc.                       20.0
                 9.  Response Oncology, Inc.               20.0
                 10. ProMedCo Management                   19.0
                 11. PhyCor, Inc.                          15.0
                ------------------------------------------------
                     Median                                21.3%
                ------------------------------------------------

                ------------------------------------------------
                                LTM Gross Margin
                ------------------------------------------------
                 1.  AmeriPath, Inc.                       45.2%
                 2.  American Physician Partners, Inc.     39.0
                 3.  Pediatrix Medical Group               38.4
                 4.  PhyMatrix Corporation                 37.4
                 5.  American Oncology Resources, Inc.     31.5
                 6   Response Oncology, Inc.               30.2
                ------------------------------------------------
                 7.  Sheridan Healthcare, Inc.             27.5
                ------------------------------------------------
                 8.  PhyCor, Inc.                          26.4
                 9.  ProMedCo Managment                    15.6
                 10. Advanced Health Corporation           12.0
                 11. MedPartners, Inc.                      4.1
                ------------------------------------------------
                     Median                                30.8%
                ------------------------------------------------

                ------------------------------------------------
                                LTM EBITDA Margin
                ------------------------------------------------
                 1.  Pediatrix Medical Group               31.1%
                 2.  AmeriPath, Inc.                       29.6
                 3.  American Physician Partners, Inc.     28.0
                 4.  American Oncology Resources, Inc.     18.6
                ------------------------------------------------
                 5.  Sheridan Healthcare, Inc.             16.9
                ------------------------------------------------
                 6.  PhyCor, Inc.                          15.6
                 7.  Response Oncology, Inc.               13.9
                 8.  ProMedCo Management                   13.1
                 9.  PhyMatrix Corporation                 11.9
                 10. Advanced Health Corporation            0.6
                 11. MedPartners, Inc.                       NM
                ------------------------------------------------
                     Median                                15.6%
                ------------------------------------------------

(a)   Based on First Call

      Note: Sheridan not included in median calculations

            Bolded companies are Single Specialty PPMs.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
26                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Public Market Values: Sheridan Peer Comparison

                                                                                                     Market Value Divided by:
                                                                   Fully Dil.       Adj        ----------------------------------
                                                         Price       Market        Market      Cal. 98    Cal. 99(E)   Cal. 00(E)
Company Name                                            3/19/99      Value       Value (1)     Net Inc.     Net Inc.    Net Inc.
---------------------------------                       -------    ----------   ----------     --------   ----------   ----------
Multispecialty/ Primary Care PPMs
Advanced Health Corporation                              $3.13       $31,458       $19,529        NM            NM         NM
MedPartners, Inc. (5)                                    $3.38      $671,715    $2,280,915        NM          8.0x        5.5x
PhyCor, Inc.                                             $5.25      $399,809      $979,753       7.1x         8.2x        7.2x
PhyMatrix Corporation                                    $1.97       $64,990      $156,083       5.3x         4.2x        3.4x
ProMedCo Management                                      $4.56       $96,451      $119,574       7.4x         6.5x        5.5x

                                  -----------------------------------------------------------------------------------------------
                                  Mean                                                           6.6x         6.7x        5.4x
                                  Median                                                         7.1x         7.3x        5.5x
                                  -----------------------------------------------------------------------------------------------

Single Specialty PPMs (non-dental)
American Oncology Resources          (4)                 $7.78      $770,533      $998,971      12.8x        10.4x        8.0x
American Physician Partners          (2)                 $6.00      $119,004      $222,260       8.6x         6.7x        5.2x
AmeriPath, Inc.                                          $7.50      $161,693      $270,668       8.4x         7.4x        6.2x
Pediatrix Medical Group                                 $22.06      $367,306      $384,572      12.5x         9.9x        8.3x
Response Oncology, Inc.                                  $2.50       $30,317       $73,925       6.1x         5.2x        4.3x

                                  -----------------------------------------------------------------------------------------------
                                  Mean                                                           9.7x         7.9x        6.4x
                                  Median                                                         8.6x         7.4x        6.2x
                                  -----------------------------------------------------------------------------------------------

Sheridan Healthcare, Inc.                                $8.25       $57,053      $140,252      10.6x         8.6x        7.4x

     ----------------------------------------------------------------------------------------------------------------------------
     Premium / (Discount) to Multi Specialty Median                                             49.1%        18.1%       33.6%
     Premium / (Discount) to Single Specialty Median                                            23.4%        16.9%       18.8%
     ----------------------------------------------------------------------------------------------------------------------------

                                                                                    Adjusted Market Value
                                                          -----------------------------------------------------------------------
                                                                    Net Revenue           EBITDA                         EBIT
                                                                    -----------    ---------------------    ---------------------
                                                                     Latest Qtr.              Latest Qtr.             Latest Qtr.
Company Name                                               LTM       Annualized      LTM      Annualized      LTM     Annualized
---------------------------------                         ------    -----------    -------    ----------    -------   -----------
Multispecialty/ Primary Care PPMs
Advanced Health Corporation                                 0.3x        0.4x       41.2x(3)       NM           NM          NM
MedPartners, Inc. (5)                                       0.3x        0.3x         NM          7.6x          NM        14.4x
PhyCor, Inc.                                                0.7x        0.6x        4.4x         4.4x         7.1x        7.7x
PhyMatrix Corporation                                       0.4x        0.5x        5.4x          NM         10.4x         NM
ProMedCo Management                                         0.6x        0.5x        4.8x         3.8x         6.4x        5.1x

                                  -----------------------------------------------------------------------------------------------
                                  Mean                      0.5x        0.5x        4.9x         4.1x         7.9x        6.4x
                                  Median                    0.4x        0.5x        4.8x         4.1x         7.1x        6.4x
                                  -----------------------------------------------------------------------------------------------

Single Specialty PPMs (non-dental)
American Oncology Resources          (4)                    1.3x        1.1x        6.7x         6.0x         9.5x        9.0x
American Physician Partners          (2)                    1.8x        1.6x        6.4x         5.8x         9.2x        8.4x
AmeriPath, Inc.                                             1.5x        1.4x        5.4x         4.9x         6.6x        6.2x
Pediatrix Medical Group                                     2.3x        1.9x        7.3x         6.2x         8.5x        7.4x
Response Oncology, Inc.                                     0.6x        0.6x        4.4x         4.2x         6.3x        6.4x

                                  -----------------------------------------------------------------------------------------------
                                  Mean                      1.5x        1.3x        6.0x         5.4x         8.0x        7.5x
                                  Median                    1.5x        1.4x        6.4x         5.8x         8.5x        7.4x
                                  -----------------------------------------------------------------------------------------------

Sheridan Healthcare, Inc.                                   1.2x        1.2x        7.3x         6.9x         9.5x        9.1x

     ----------------------------------------------------------------------------------------------------------------------------
     Premium / (Discount) to Multi Specialty Median       198.7%      156.8%       52.2%        68.8%        33.9%       41.4%
     Premium / (Discount) to Single Specialty Median      (18.7%)     (16.2%)      14.3%        18.3%        11.7%       23.1%
     ----------------------------------------------------------------------------------------------------------------------------

(1)   Adjusted Market Value = Fully Diluted Market Value + Debt Outstanding -
      Cash.

(2)   Pro forma presentation of analyst model.

(3)   Outlier not calculated in mean and median.

(4)   Pro forma for announced acquisition of PHYN.

(5) Excluded from EBIT and EBITDA mean and median calulation because of its announced plan to exit the PPM business.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
27                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Summary of Equity Research View on Sheridan

ANALYST COMMENTARY

--------------------------------------------------------------------------------
Firm/                         Comments
Analyst/
Date
--------------------------------------------------------------------------------
Wheat First Union             "It appears that the company's acquisition
Christopher D. McFadden       pipeline is very robust, supported by the
4/22/98                       company's growing reputation within the
                              hospital-based physician segment as an efficient
                              operator and integrator of physician networks."
--------------------------------------------------------------------------------
Prudential Securities         "Two years ago, Sheridan made a radical change ...
Kenneth C. Bohringer          with the decision to exit office-based primary
10/27/98                      care medicine, where capitated managed contracts
                              were proving extremely onerous; going forward, the
                              focus would be on positioning the company's core
                              hospital-based specialists ... as hubs around
                              which to form "spokes" of office based
                              physicians."
--------------------------------------------------------------------------------
Salomon Smith Barney          "The company continues to meet earnings
Geoffrey E. Harris            expectations by wisely managing its growth and
10/20/98                      capital consumption. There are clearly abundant
                              growth opportunities available to the company
                              through acquisitions/affiliations however the
                              company is currently constrained by the
                              availability of capital to aggressively grow."
--------------------------------------------------------------------------------


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
28                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

3 PPM INDUSTRY OVERVIEW AND RECENT EVENTS


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Overview of the Physician Practice Management Industry

THE RISE OF PHYSICIAN PRACTICE MANAGEMENT

There are more than 600,000 physicians in the United States. Physician services represented over $200 billion of total 1997 medical expenditures of nearly $1.2 trillion. Furthermore, physicians control an additional $600 billion through the referral of patients.

o     Six years ago, the PPM sector did not exist.

      o Coastal Physician Group and PhyCor were really the only public "Doc" companies, with the combined companies representing less than $500 million in market value in 1992.

o The PPM sector has emerged over the past few years through a wave of initial public offerings, driven by one major theme - the acquisition and management of medical practices.

o The trend toward more and larger physician groups and membership in independent practice associations has been driven by the following:

      o Managed Care. A key driver of PPM growth is the entry of managed care into a market. In 1993 and 1994, the power of managed care in health care was rapidly increasing. As a result, many PPM companies, as well as industry leaders, emerged during that period.

      o Risk management needs. In order to assume the risk associated with an increasingly capitated system, it is necessary for physicians to form groups. This enables them to contract for larger pools of patients, thus diversifying the risk.

      o Increased competition. Physicians find it advantageous to combine in groups in order to share overhead costs and realize economies of scale.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
29                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Overview of the Physician Practice Management Industry

CURRENT TRENDS IN PHYSICIAN PRACTICE MANAGEMENT

o At the end of 1997, the industry comprised more than 25 public companies, with a market value of nearly $14 billion.

o Major players included MedPartners, PhyCor, PhyMatrix and FPA Medical Management.

o Since the end of 1997, however, the market value of the PPM sector has dropped by more than 50%, with companies such as MedPartners, FPA, PhyCor and Pediatrix losing value in their stock prices.

o This dramatic decline in valuations and company performance is due to a variety of reasons including:

      o     Lowered earnings expectations for some companies,
      o     Accounting changes that have taken place in the industry,
      o     Recent bankruptcies that have been announced, and
      o The speed at which this industry has moved out of favor (both from a stock performance standpoint and a physician satisfaction standpoint, in some instances).

--------------------------------------------------------------------------------
Due to a variety of reasons including a changed industry environment and several execution failures, the Physician Practice Management industry is out of favor with investors.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
30                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

PPM Market Performance

WEEKLY DATA -- 1/5/96 THROUGH 3/19/99

                                [GRAPHIC OMITTED]

                               Summary Statistics:
                       High      Low      Average   Latest
                       210%      97%        145%      210%
                       129%      29%         84%       29%

--------------------------------------------------------------------------------
The PPM sector has significantly under-performed the S&P 500 Index since October 1997.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
31                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Sheridan vs. Pediatrix Stock Price Performance

DAILY DATA: 3/19/98 THROUGH 3/19/99

                                [GRAPHIC OMITTED]

                               Summary Statistics:
                       High      Low      Average   Latest
                       111%      43%         67%      54%
                       148%      44%        100%      50%

--------------------------------------------------------------------------------
Pediatrix, Sheridan's leading local competitor, lost approximately half of its value when it restated its earnings in early February due to an accounting change.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
32                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Overview of the Physician Practice Management Industry

CONCLUSION

o Market Exit. One of the conclusions reached by several companies in this area was to get out of the PPM business, and focus on more prosperous, profitable and growing product lines.

      o The biggest example of this decision came through MedPartners, which announced broad PPM market exit with its September, 1998 Q3 results, reported in early November of this past year.
      o In addition, PhyMatrix also sought to get out of their physician organization structures.

o Restricted Access to Capital. The decline in the PPM sector's valuation will restrict its access to capital.

      o Growth in the PPM sector is based on access to large amounts of capital for the consolidation of doctors and investments in systems.
      o The decline in the access to capital should continue to drive an accelerated shake-out in the industry, as those companies that use high-multiple stock to create earnings growth are differentiated from the companies that truly add value to the practices under management.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
33                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

4 SUMMARY VALUATION ANALYSIS


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Overview of Methodologies

We used several methodologies to determine a summary valuation range(a) :

o     Public Market Valuation

o     Discounted Cash Flow Valuation:

      o     At Management's assumption of 5.0x EBITDA for acquisitions
      o     Sensitivity cases of 6.0x and 7.0x EBITDA for acquisitions
      o     No acquisitions

o     Private Market Valuation

--------
(a) These summary valuations do not take into account any additional strategic value or synergies that a buyer may realize.

Note: Salomon Smith Barney ran sensitivity cases of 6.0x and 7.0x EBITDA for acquisitions in the event a 5.0x multiple were not to be sustained going forward (in light of recent trend toward higher acquisition multiples).


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
34                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Valuation Summary

   [The following table was depicted as a bar chart in the printed material.]

                                                   Equity Value
                                                    Per Share
                                                   (In Dollars)

               Current Price-3/19/99                  $8.25(a)

               Private Market Comparable
                Analysis Valuation                 $8.00-$13.00

               5-Year DCF (without acquisitions)    $3.75-$5.50

               5-Year DCF (with acquisitions-
                7.0x EBITDA purchase price)         $4.00-$8.50

               5-Year DCF (with acquisitions-
                6.0x EBITDA purchase price)        $9.50-$14.00

               5-Year DCF (with acquisitions-
                5.0x EBITDA purchase price)       $15.00-$19.50

(a)   $9.25 represents Vestar Capital's offer price.

Note: Equity value reflects debt and contingencies of $85.2 million, and option proceeds of $2.0 million. Equity value per share reflects 6.916 million diluted shares before treasury method share buy-back. All assumptions as of March 19, 1999.

Note: Salomon Smith Barney ran sensitivity cases of 6.0x and 7.0x EBITDA for acquisitions in the event a 5.0x multiple were not to be sustained going forward (in light of recent trend toward higher acquisition multiples).


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
35                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Discounted Cash Flow Analysis

OVERVIEW

o Salomon Smith Barney has performed a DCF analysis of Sheridan looking at four cases:

      o Case 1: Including management's projected acquisitions (at management's projected 5.0x EBITDA purchase price)
      o Case 2: Including management's projected acquisitions (at a 6.0x EBITDA purchase price)
      o Case 3: Including management's projected acquisitions (at a 7.0x EBITDA purchase price)
      o     Case 4: Excluding projected acquisitions

KEY ASSUMPTIONS

o Sheridan projections based on 1999-2003 forecasts provided by the Company's management

o     Valuations as of March 22, 1999

o     Total debt and shares outstanding balances as of March 16, 1999

o     Excess cash is not available

o     No acquisition expenditures occur in the first quarter of 1999

VALUATION PARAMETERS

o     WACC rate range of 10.00% - 11.00%

o     Midpoint EBITDA multiples:

      o     6.0x for cases 1 - 3 (with acquisitions)
      o     4.5x for case 4 (without acquisitions)

Note: Salomon Smith Barney ran sensitivity cases of 6.0x and 7.0x EBITDA for acquisitions in the event a 5.0x multiple were not to be sustained going forward (in light of recent trend toward higher acquisition multiples).


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
36                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Financial Projections - Income Statement
(Management's Base Case)

($ in millions)

                                                Projected
                           ---------------------------------------------------
                            1999       2000       2001       2002       2003      CAGR
==============================================================================   ======
Net Revenue                $172.8     $216.4     $264.6     $313.5     $380.0     21.8%
  Growth                       NM       25.3%      22.3%      18.5%      21.2%

EBITDA                      $32.1      $40.6      $52.7      $67.0      $82.9     26.8
  % of Revenues              18.6%      18.8%      19.9%      21.4%      21.8%

EBIT                        $24.4      $30.8      $40.7      $52.5      $66.3     28.4
  % of Revenues              14.1%      14.2%      15.4%      16.8%      17.4%

Net Income                   $9.9      $12.4       17.2      $22.8      $28.8     30.7
  % of Revenues               5.7%       5.7%       6.5%       7.3%       7.6%
------------------------------------------------------------------------------
Capital Expenditure          $4.0       $3.5       $3.0       $3.0       $3.0

Acquisition Expenditure      60.0       35.0       40.0       50.0       65.0
------------------------------------------------------------------------------


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
37                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Financial Projections - Income Statement
(Without Acquisitions)

($ in millions)

                                                  Projected
                             ---------------------------------------------------
                              1999       2000       2001       2002       2003      CAGR
================================================================================   ======
Net Revenue                  $122.2     $136.7     $152.6     $162.4     $178.6     10.0%
  Growth                         NM       11.9%      11.6%       6.4%      10.0%
  % of Base Case Revenues      70.7%      63.2       57.7       51.8       47.0

EBITDA                        $19.5      $21.2      $25.6      $27.1      $29.7     11.1
  % of Revenues                16.0%      15.5%      16.8%      16.7%      16.6%
  % of Base Case EBITDA        60.7       52.1       48.6       40.4       35.8

EBIT                          $14.0      $14.9      $18.8      $19.8      $22.8     13.0
  % of Revenues                11.4%      10.9%      12.3%      12.2%      12.8%
  % of Base Case EBIT          57.3       48.4       46.2       37.6       34.4

Net Income                     $4.7       $5.5       $8.2       $7.3       $8.7     16.4
  % of Revenues                 3.9%       4.0%       5.4%       4.5%       4.9%
  % of Base Case Net Income    48.0       44.0       47.8       32.0       30.3
--------------------------------------------------------------------------------
Capital Expenditure            $4.0       $3.5       $3.0       $3.0       $3.0

Acquisition Expenditure         0.0        0.0        0.0        0.0        0.0
--------------------------------------------------------------------------------


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
38                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Case 1: Management Projections With Acquisitions
(5.0x EBITDA Purchase Price)

o A DCF valuation of unlevered free cash flows, which includes projected acquisitions at a 5.0x EBITDA purchase price, generates a valuation range of approximately $15.00-$19.50 for the Company.

                    Terminal EBITDA Multiple Range                                   Terminal EBITDA Multiple Range
         ==================================================                 ===================================================
          5.50x    5.75x        6.00x       6.25x     6.50x                  5.50x     5.75x       6.00x      6.25x       6.50x
         --------------------------------------------------                 ---------------------------------------------------

                           Terminal Value                                             Implied Terminal P/E Multiple
         ==================================================                 ===================================================
          $456     $477         $498        $518      $539                   9.61x    10.33x      11.05x     11.77x      12.49x
         --------------------------------------------------                 ---------------------------------------------------

WACC                  Firm Value as of 3/22/99                     WACC               Equity Value as of 3/22/99 (a)
===========================================================        ============================================================
10.0%     $182     $195         $208        $222      $235         10.0%      $99      $112        $125       $138        $152
                  -----------------------------------------                         -------------------------------
10.3%      179      192          205         218       231         10.3%       96       109         122        135         148
10.5%      177      190          203         215       228         10.5%       94       106         119        132         145
10.8%      174      187          200         212       225         10.8%       91       104         116        129         142
                  -----------------------------------------                         -------------------------------
11.0%      172      184          197         209       222         11.0%       88       101         114        126         139
-----------------------------------------------------------        ------------------------------------------------------------

WACC              Implied Perpetuity Growth Rate (b)               WACC           Equity Value per Share as of 3/22/99 (c)
===========================================================        ============================================================
10.0%      2.0%     2.4%         2.7%        2.9%      3.2%        10.0%   $14.31    $16.21      $18.11     $20.02      $21.92
                  -----------------------------------------                         -------------------------------
10.3%      2.3      2.6          2.9         3.2       3.4         10.3%    13.92     15.80       17.68      19.56       21.44
10.5%      2.5      2.8          3.1         3.4       3.7         10.5%    13.53     15.39       17.26      19.12       20.98
10.8%      2.7      3.1          3.4         3.6       3.9         10.8%    13.15     14.99       16.83      18.68       20.52
                  -----------------------------------------                         -------------------------------
11.0%      3.0      3.3          3.6         3.9       4.1         11.0%    12.78     14.60       16.42      18.24       20.06
-----------------------------------------------------------        ------------------------------------------------------------

(a) Equity Value equals Firm Value less total straight debt and contingencies of $85.2 million (comprised of $74.0 million of bank debt, $6.1 million of Texas June Payment, $0.2 million of remaining share price guarantees, $1.4 million of deferred compensation, $0.8 million of capital leases, $0.3 million of notes payable and $2.5 million of management change of control payments and D&O Tail Policy), plus options proceeds of $2.0 million.

(b)   Terminal free cash flow adjusted to exclude acquisition expenditures.

(c) Equity Value per Share equals Equity Value divided by Diluted shares outstanding of 6.916 million, before Treasury Stock Method share buy-back.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
39                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Case 2: Management Projections With Acquisitions
(6.0x EBITDA Purchase Price)

o A DCF valuation of unlevered free cash flows, which includes projected acquisitions at a 6.0x EBITDA purchase price, generates a valuation range of approximately $9.50-$14.00 for the Company.

                    Terminal EBITDA Multiple Range                                   Terminal EBITDA Multiple Range
         ==================================================                 ===================================================
          5.50x    5.75x        6.00x       6.25x     6.50x                  5.50x     5.75x       6.00x      6.25x       6.50x
         --------------------------------------------------                 ---------------------------------------------------

                           Terminal Value                                             Implied Terminal P/E Multiple
         ==================================================                 ===================================================
          $456     $477         $498        $518      $539                   8.79x     9.61x      10.43x     11.25x      12.07x
         --------------------------------------------------                 ---------------------------------------------------

WACC                  Firm Value as of 3/22/99                     WACC               Equity Value as of 3/22/99 (a)
===========================================================        ============================================================
10.0%     $144     $157         $170        $183      $196         10.0%      $60       $74         $87       $100        $113
                  -----------------------------------------                         -------------------------------
10.3%      141      154          167         180       193         10.3%       58        71          84         97         110
10.5%      139      152          164         177       190         10.5%       55        68          81         94         107
10.8%      136      149          162         174       187         10.8%       53        66          78         91         104
                  -----------------------------------------                         -------------------------------
11.0%      134      146          159         172       184         11.0%       51        63          76         88         101
-----------------------------------------------------------        ------------------------------------------------------------

WACC              Implied Perpetuity Growth Rate (b)               WACC           Equity Value per Share as of 3/22/99 (c)
===========================================================        ============================================================
10.0%      1.9%     2.2%         2.5%        2.8%      3.1%        10.0%    $8.74    $10.64      $12.54     $14.44      $16.35
                  -----------------------------------------                         -------------------------------
10.3%      2.1      2.4          2.7         3.0       3.3         10.3%     8.38     10.26       12.14      14.02       15.90
10.5%      2.3      2.7          3.0         3.3       3.5         10.5%     8.02      9.88       11.74      13.60       15.46
10.8%      2.6      2.9          3.2         3.5       3.8         10.8%     7.66      9.50       11.35      13.19       15.03
                  -----------------------------------------                         -------------------------------
11.0%      2.8      3.1          3.4         3.7       4.0         11.0%     7.32      9.14       10.96      12.78       14.60
-----------------------------------------------------------        ------------------------------------------------------------

(a) Equity Value equals Firm Value less total straight debt and contingencies of $85.2 million (comprised of $74.0 million of bank debt, $6.1 million of Texas June Payment, $0.2 million of remaining share price guarantees, $1.4 million of deferred compensation, $0.8 million of capital leases, $0.3 million of notes payable and $2.5 million of management change of control payments and D&O Tail Policy), plus options proceeds of $2.0 million.

(b)   Terminal free cash flow adjusted to exclude acquisition expenditures.

(c) Equity Value per Share equals Equity Value divided by Diluted shares outstanding of 6.916 million, before Treasury Stock Method share buy-back.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
40                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Case 3: Management Projections With Acquisitions
(7.0x EBITDA Purchase Price)

o A DCF valuation of unlevered free cash flows, which includes projected acquisitions at a 7.0x EBITDA purchase price, generates a valuation range of approximately $4.00-$8.50 for the Company.

                    Terminal EBITDA Multiple Range                                   Terminal EBITDA Multiple Range
         ==================================================                 ===================================================
          5.50x    5.75x        6.00x       6.25x     6.50x                  5.50x     5.75x       6.00x      6.25x       6.50x
         --------------------------------------------------                 ---------------------------------------------------

                           Terminal Value                                             Implied Terminal P/E Multiple
         ==================================================                 ===================================================
          $456     $477         $498        $518      $539                   7.71x     8.66x       9.62x      10.57x      11.52x
         --------------------------------------------------                 ---------------------------------------------------

WACC                  Firm Value as of 3/22/99                     WACC               Equity Value as of 3/22/99 (a)
===========================================================        ============================================================
10.0%     $105     $118         $131        $145      $158         10.0%      $22       $35         $48         $61         $75
                  -------------------------------                                   -------------------------------
10.3%      103      116          129         142       155         10.3%       20        33          46          59          72
10.5%      101      113          126         139       152         10.5%       17        30          43          56          69
10.8%       98      111          124         136       149         10.8%       15        28          40          53          66
                  -------------------------------                                   -------------------------------
11.0%       96      109          121         134       146         11.0%       13        25          38          51          63
-----------------------------------------------------------        ------------------------------------------------------------

WACC              Implied Perpetuity Growth Rate (b)               WACC           Equity Value per Share as of 3/22/99 (c)
===========================================================        ============================================================
10.0%      1.7%     2.1%         2.4%        2.7%      2.9%        10.0%    $3.17     $5.07       $6.97       $8.87      $10.78
                  -------------------------------                                   -------------------------------
10.3%      2.0      2.3          2.6         2.9       3.2         10.3%     2.83      4.71        6.60        8.48       10.36
10.5%      2.2      2.5          2.8         3.1       3.4         10.5%     2.50      4.36        6.22        8.08        9.94
10.8%      2.4      2.8          3.1         3.4       3.6         10.8%     2.17      4.02        5.86        7.70        9.54
                  -------------------------------                                   -------------------------------
11.0%      2.7      3.0          3.3         3.6       3.9         11.0%     1.85      3.67        5.49        7.32        9.14
-----------------------------------------------------------        ------------------------------------------------------------

(a) Equity Value equals Firm Value less total straight debt and contingencies of $85.2 million (comprised of $74.0 million of bank debt, $6.1 million of Texas June Payment, $0.2 million of remaining share price guarantees, $1.4 million of deferred compensation, $0.8 million of capital leases, $0.3 million of notes payable and $2.5 million of management change of control payments and D&O Tail Policy), plus options proceeds of $2.0 million.

(b)   Terminal free cash flow adjusted to exclude acquisition expenditures.

(c) Equity Value per Share equals Equity Value divided by Diluted shares outstanding of 6.916 million, before Treasury Stock Method share buy-back.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
41                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Case 4: Management Projections Without Acquisitions

o A DCF valuation of unlevered free cash flows, which excludes projected acquisitions, generates a valuation range of approximately $3.75-$5.50 for the Company.

                    Terminal EBITDA Multiple Range                                   Terminal EBITDA Multiple Range
         ==================================================                 ===================================================
          4.00x    4.25x        4.50x       4.75x     5.00x                  4.00x     4.25x       4.50x       4.75x       5.00x
         --------------------------------------------------                 ---------------------------------------------------

                           Terminal Value                                             Implied Terminal P/E Multiple
         ==================================================                 ===================================================
          $119     $126         $134        $141      $148                   9.54x    10.39x      11.24x      12.10x      12.95x
         --------------------------------------------------                 ---------------------------------------------------

WACC                  Firm Value as of 3/22/99                     WACC               Equity Value as of 3/22/99 (a)
===========================================================        ============================================================
10.0%     $108     $113         $118        $122      $127         10.0%      $25       $30         $34         $39         $44
                  -------------------------------                                   -------------------------------
10.3%      107      112          116         121       126         10.3%       24        29          33          38          43
10.5%      106      111          115         120       125         10.5%       23        28          32          37          41
10.8%      105      110          114         119       123         10.8%       22        26          31          36          40
                  -------------------------------                                   -------------------------------
11.0%      104      109          113         118       122         11.0%       21        25          30          34          39
-----------------------------------------------------------        ------------------------------------------------------------

WACC              Implied Perpetuity Growth Rate (b)               WACC           Equity Value per Share as of 3/22/99 (c)
===========================================================        ============================================================
10.0%      2.4%     2.8%         3.2%        3.5%      3.8%        10.0%    $3.60     $4.28       $4.96       $5.64       $6.32
                  -------------------------------                                   -------------------------------
10.3%      2.6      3.0          3.4         3.7       4.0         10.3%     3.45      4.13        4.80        5.47        6.15
10.5%      2.8      3.2          3.6         4.0       4.3         10.5%     3.31      3.98        4.64        5.31        5.98
10.8%      3.1      3.5          3.9         4.2       4.5         10.8%     3.17      3.83        4.49        5.15        5.81
                  -------------------------------                                   -------------------------------
11.0%      3.3      3.7          4.1         4.4       4.7         11.0%     3.03      3.68        4.34        4.99        5.64
-----------------------------------------------------------        ------------------------------------------------------------

(a) Equity Value equals Firm Value less total straight debt and contingencies of $85.2 million (comprised of $74.0 million of bank debt, $6.1 million of Texas June Payment, $0.2 million of remaining share price guarantees, $1.4 million of deferred compensation, $0.8 million of capital leases, $0.3 million of notes payable and $2.5 million of management change of control payments and D&O Tail Policy), plus options proceeds of $2.0 million.

(b)   Terminal free cash flow adjusted to exclude acquisition expenditures.

(c) Equity Value per Share equals Equity Value divided by Diluted shares outstanding of 6.916 million, before Treasury Stock Method share buy-back.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
42                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Private Market Valuation Summary

                                                                                                                    Implied Equity
Private Market Comparables                                                   Implied Firm        Implied Equity        Value per
                                                          Multiple Range      Value Range            Value(a)           Share(b)
                                               Sheridan   --------------    ----------------     ---------------    ---------------
(Dollars in millions, Except per Share Data)     Data      Low      High     Low       High       Low      High      Low      High
=======================================================   ==============    ================     ===============    ===============
Firm Value/

1998 Revenues                                   $113.0    1.2x      1.5x    $135.6    $169.5     $52.4     $86.3    $7.58    $12.48

1998 EBITDA                                      $19.1    6.0x      9.0x    $114.9    $172.3     $31.7     $89.1    $4.58    $12.89
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     ==============================================
                                                                                     Sheridan Valuation Range       $8.00    $13.00
                                                                                     ==============================================
===================================================================================================================================

Note: Equity Value equals Firm Value less total debt and contingencies, plus cash and options and warrants proceeds.

(a) Equity Value reflects net debt and other items of $85.2 million, and Option Proceeds of $2.0 million.

(b) Equity Value per share reflects 6.916 million diluted shares, before treasury stock method share buyback.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
43                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Private Market Values: Selected Acquisition Transactions

(Dollars in thousands)

MULTIPLES ANALYSIS

                                                                              Multiples of Transaction Value
                                                                              -------------------------------
   Date                                                        Transaction      LTM         LTM         LTM
Announced        Target / Acquiror                                Value       Revenues     EBITDA       EBIT
---------        -------------------------------------------   -----------    --------     ------      ------
  Jan-99         Team Health (subsidiary of MedPartners) (a)    $341,400         0.7x        6.0x        7.0x
                    Madison Dearborn Partners (Cornerstone
                    Equity Investors, Beecken Petty)

  Dec-98         Physician Reliance Network                      690,874         1.8         9.7        14.5
                    American Oncology Resources (b)

  Oct-97         Spectrum Emergency Care Inc. (c)                     NA          NA         5.0          NA
                    Laidlaw Inc.

  Jul-97         Health Partners, Inc. (d)                       114,000         0.8          NM          NM
                    FPA Medical Management, Inc.

  Jul-97         EmCare Holdings, Inc. (d)                       379,500         1.8        15.7        19.6
                    Laidlaw Inc.

  Apr-97         OccuSystems (d)                                 581,623         3.3        18.6        24.5
                    CRA Managed Care

  Jan-97         InPhyNet Medical Management, Inc. (d)           563,300         1.2        14.6        17.0
                    MedPartners Inc.

  Nov-96         American Ophthalmic Inc. (d)                    122,100         2.0        13.3        21.1
                    Physicians Resource Group Inc.

  Nov-96         AHI Healthcare Systems, Inc. (d)                109,600         0.9          NM          NM
                    FPA Medical Management, Inc.

                                                     --------------------------------------------------------
                                                     Low                         0.7x        5.0x        7.0x
                                                     Median                      1.5         6.0        10.8
                                                     Mean                        1.6         6.9        10.8
                                                     High                        3.3        18.6        24.5
                                                     --------------------------------------------------------

Note: This list excludes PPMs which focus on primary care or dental.

(a)   Based on Salomon Smith Barney estimates.

(b) Based on American Oncology Resources closing market price of $13.00 on 12/11/98.

(c) Terms of the transaction not disclosed. Source of EBITDA multiple: 10/6/97 press release.

(d) Transactions which occurred before October 1997 are excluded from LTM EBITDA and EBIT transaction multiple median and mean calculations.

--------------------------------------------------------------------------------
The recent acquisition of Team Health by Cornerstone Equity/Madison Dearborn is the most comparable recent precedent transaction.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
44                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

PREMIUM ANALYSIS


                                                                                 Stock Price Premium Paid
                                                                                   Prior to Announcement
   Date                                                         Purchase      --------------------------------
Announced        Target / Acquiror                              Price (a)      1 Day       1 Week      1 Month
---------        -------------------------------------------   -----------    --------     ------      -------
  Jan-99         Team Health (subsidiary of MedPartners) (b)          --          NA          NA          NA
                    Madison Dearborn Partners (Cornerstone
                    Equity Investors, Beecken Petty)

  Dec-98         Physician Reliance Network                       $12.22         6.3%       17.8%       24.1%
                    American Oncology Resources (c)

  Oct-97         Spectrum Emergency Care Inc. (b)                     --          NA          NA          NA
                    Laidlaw Inc.

  Jul-97         Health Partners, Inc. (b)                            --          NA          NA          NA
                    FPA Medical Management, Inc.

  July-97        EmCare Holdings, Inc. (c)                         38.00          NM          NM          NM
                    Laidlaw Inc.

  Apr-97         OccuSystems                                       21.21        10.9        10.9          NM
                    CRA Managed Care

  Jan-97         InPhyNet Medical Management, Inc.                 26.38         7.1        28.7        46.5
                    MedPartners Inc.

  Nov-96         American Ophthalmic Inc. (b)                         --          NA          NA          NA
                    Physicians Resource Group Inc.

  Nov-96         AHI Healthcare Systems, Inc.                       8.75        20.7        45.8        34.6
                    FPA Medical Management, Inc.

                                                     ---------------------------------------------------------
                                                     Low                         6.3%       10.9%       24.1%
                                                     Median                      9.0%       23.2%       34.6%
                                                     Mean                       11.2%       25.8%       35.1%
                                                     High                       20.7%       45.8%       46.5%
                                                     ---------------------------------------------------------

Note: This list excludes PPMs which focus on primary care or dental.

(a)   Price per share at date of announcement.

(b)   Target is private company.

(c) Offer represents a 63% premium to EmCare's closing price on 2/12/97, when the company announced an agreement to pay the U.S. government $8 million to settle allegations of false billing.

(d)   Median price of collar.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
45                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

APPENDIX


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

A. COMPARABLE PUBLICLY TRADED COMPANIES


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Overview of Major PPM's

SINGLE SPECIALITY

(Dollars in Millions)

                                     Market
Name                                 Value(1)    Business Focus/Description
---------------------------------    --------    -------------------------------
American Oncology Resources, Inc.    $770.5      American Oncology Resources is
                                                 a multi-state physician
                                                 practice management company
                                                 focusing exclusively on
                                                 oncology. The Company's
                                                 physician practices provide a
                                                 broad range of medical services
                                                 to cancer patients, integrating
                                                 the specialties of medical and
                                                 gynecological oncology,
                                                 hematology, radiation oncology,
                                                 stem cell transplantation and
                                                 diagnostic radiology.
--------------------------------------------------------------------------------
American Physician Partners, Inc.    $119.0      American Physician Partners is
                                                 a leading provider of physician
                                                 practice management services to
                                                 radiology practices. The
                                                 Company develops, consolidates
                                                 and manages integrated
                                                 radiology and imaging service
                                                 systems.
--------------------------------------------------------------------------------
AmeriPath, Inc.                      $161.7      AmeriPath is the leading
                                                 physician practice management
                                                 company focused on anatomic
                                                 pathology services.
--------------------------------------------------------------------------------
Pediatrix Medical Group              $367.3      Pediatrix is a leading national
                                                 provider of physician
                                                 management services to
                                                 hospital-based neonatal
                                                 intensive care units, pediatric
                                                 intensive care units and to
                                                 pediatrics departments in
                                                 hospitals.
--------------------------------------------------------------------------------
Response Oncology, Inc.               $30.3      Response Oncology is a
                                                 comprehensive cancer management
                                                 company. The Company provides
                                                 advanced cancer treatment
                                                 services through outpatient
                                                 facilities, manages the
                                                 practices of oncologists with
                                                 whom the Company has affiliated
                                                 and conducts clinical cancer
                                                 research on behalf of
                                                 pharmaceutical manufacturers.
--------------------------------------------------------------------------------

--------
(1)   Fully diluted market value based on closing price at March 19, 1999.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
46                                                  A member of citigroup [LOGO]

                                                             SHERIDAN HEALTHCARE

Overview of Major PPM's

MULTI SPECIALTY

(Dollars in Millions)

                                     Market
Name                                 Value(1)    Business Focus/Description
---------------------------------    --------    -------------------------------
Advanced Health Corporation           $31.5      Advanced Health Corporation
                                                 provides physician services
                                                 through the management of
                                                 multi-specialty and
                                                 single-specialty physician
                                                 group practices and networks.
                                                 The Company focuses its
                                                 management efforts on
                                                 high-cost, high-volume disease
                                                 specialties, such as
                                                 cardiology, oncology and
                                                 orthopedics.
--------------------------------------------------------------------------------
MedPartners, Inc.                    $671.7      MedPartners is the nation's
                                                 largest physician practice
                                                 management company. Through the
                                                 Company's network of affiliated
                                                 group and IPA physicians,
                                                 MedPartners provides primary
                                                 and specialty health care
                                                 services to prepaid physician
                                                 practices in 25 states.
--------------------------------------------------------------------------------
PhyCor, Inc.                         $399.8      PhyCor is the second largest
                                                 physician practice management
                                                 company. The Company acquires
                                                 and operates multi-specialty
                                                 medical clinics and develops
                                                 and manages independent
                                                 practice associations.
--------------------------------------------------------------------------------
PhyMatrix Corporation                 $65.0      PhyMatrix corporation is a
                                                 comprehensive health care
                                                 company focused on creating
                                                 physician-based health care
                                                 networks within specific
                                                 markets. The Company provides
                                                 management services to
                                                 disease-specific and primary
                                                 care physicians and supports
                                                 these physicians through
                                                 certain medical support
                                                 services in selected markets.
--------------------------------------------------------------------------------
ProMedCo Management                   $96.5      ProMedCo is a physician
                                                 practice management company
                                                 that consolidates its
                                                 affiliated physician groups
                                                 into primary-care-driven
                                                 multi-specialty networks.
                                                 Additionally, their services
                                                 include clinical quality
                                                 assessment, enrollment and
                                                 patient registration,
                                                 capitation and processing
                                                 payment, utilization and case
                                                 management.
--------------------------------------------------------------------------------

--------
(1)   Fully diluted market value based on closing price at March 19, 1999.


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

                                                             SHERIDAN HEALTHCARE

B. PRECEDENT PPM TRANSACTIONS


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

                                                             SHERIDAN HEALTHCARE

Private Market Values: Acquisition Transactions

(dollars in thousands)

  Date                                                                              Equity      Transaction
Announced     Target / Acquiror                                Segment               Value         Value
---------     ----------------------------------------------   ----------------    --------     -----------
  Jan-99      Team Health (subsidiary of MedPartners) (a)      Emergency                 NA      $341,400
                      Madison Dearborn Partners (Cornerstone
                      Equity Investors, Beecken Petty)

  Dec-98      Physician Reliance Network                       Single Specialty    $642,784       690,874
                      American Oncology Resources (b)

  Sept-98     Valley Forge Dental Associates                   Dental               $18,000        60,000
                      Monarch Dental Corporation

  Mar-98      Medcath                                          Single Specialty     384,598       440,000
                      KKR, Welsh Carson Anderson & Stowe

  Mar-98      First Physician Care                             Primary/              73,999        81,252
                      PhyCor, Inc.                             Multispecialty

  Oct-97      Spectrum Emergency Care Inc. (c)                 Emergency                 NA            NA
                      Laidlaw Inc.

  Aug-97      Talbert Medical Management                       Primary/             200,300       145,300
                      MedPartners Inc.                         Multispecialty

  July-97     Health Partners, Inc.                            IPA                  119,000       114,000
                      FPA Medical Management, Inc.

  July-97     EmCare Holdings, Inc.                            Emergency            333,300       379,500
                      Laidlaw Inc.

  Apr-97      OccuSystems                                      Single Specialty     504,033       581,623
                      CRA Managed Care

  Jan-97      InPhyNet Medical Management, Inc.                Emergency            493,700       563,300
                      MedPartners Inc.

  Nov-96      American Ophthalmic Inc.                         Single Specialty      68,200       122,100
                      Physicians Resource Group Inc.

  Nov-96      AHI Healthcare Systems, Inc.                     IPA                  129,800       109,600
                      FPA Medical Management, Inc.

  Nov-96      STAT Healthcare                                  Emergency            120,905       125,703
                      American Medical Response

  July-96     Foundation Health Clinics                        Primary/             105,000       197,000
                      FPA Medical Management, Inc.             Multispecialty

  May-96      PCA Clinics (Florida)                            Primary/              25,718        22,000
                      FPA Medical Management, Inc.             Multispecialty

                                                                   Multiples of Transaction Value
                                                                 ----------------------------------     Purchase
  Date                                                             LTM           LTM           LTM     Price / LTM    Forward
Announced     Target / Acquiror                                  Revenues       EBITDA         EBIT     Net Income      P/E
---------     ----------------------------------------------   ----------       ------        -----    -----------    -------
  Jan-99      Team Health (subsidiary of MedPartners) (a)          0.7x          6.0x          7.0x          NA           NA
                      Madison Dearborn Partners (Cornerstone
                      Equity Investors, Beecken Petty)

  Dec-98      Physician Reliance Network                            1.8           9.7          14.5        23.7x        18.2x
                      American Oncology Resources (b)

  Sept-98     Valley Forge Dental Associates                        1.0            NA            NA          NA           NA
                      Monarch Dental Corporation

  Mar-98      Medcath                                               4.0          15.3          27.8        55.3         29.2
                      KKR, Welsh Carson Anderson & Stowe

  Mar-98      First Physician Care                                  1.4            NM            NM          NM           NA
                      PhyCor, Inc.

  Oct-97      Spectrum Emergency Care Inc. (c)                       NA           5.0            NA          NA           NA
                      Laidlaw Inc.

  Aug-97      Talbert Medical Management                            0.3            NM            NM          NM           NM
                      MedPartners Inc.

  July-97     Health Partners, Inc.                                 0.8            NM            NM          NM           NA
                      FPA Medical Management, Inc.

  July-97     EmCare Holdings, Inc.                                 1.8          15.7          19.6        29.8         24.5
                      Laidlaw Inc.

  Apr-97      OccuSystems                                           3.3          18.6          24.5        37.8         17.3
                      CRA Managed Care

  Jan-97      InPhyNet Medical Management, Inc.                     1.2          14.6          17.0        27.9         21.4
                      MedPartners Inc.

  Nov-96      American Ophthalmic Inc.                              2.0          13.3          21.1          NM           NA
                      Physicians Resource Group Inc.

  Nov-96      AHI Healthcare Systems, Inc.                          0.9            NM            NM          NM           NM
                      FPA Medical Management, Inc.

  Nov-96      STAT Healthcare                                       3.7          20.7          22.0        28.4         31.8
                      American Medical Response

  July-96     Foundation Health Clinics                             1.3            NM            NM          NM           NA
                      FPA Medical Management, Inc.

  May-96      PCA Clinics (Florida)                                 0.5           9.4          44.5        70.6           NA
                      FPA Medical Management, Inc.

(CONTINUED ON NEXT PAGE)


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

                                                             SHERIDAN HEALTHCARE

Private Market Values: Acquisition Transactions (cont.)

(dollars in thousands)

  Date                                                                            Equity      Transaction
Announced     Target / Acquiror                                Segment             Value         Value
---------     ----------------------------------------------   ----------------  ----------   -----------
  May-96      Caremark International                           Primary/          $2,464,167    $2,844,367
                      MedPartners/Mullikin Inc.                Multispecialt

  May-96      Sterling Healthcare Group Inc.                   Emergency            199,888       211,288
                      FPA Medical Management, Inc.

  Mar-96      EyeCorp, Inc. (d)                                Single Specialty     139,100       162,200
                      Physicians Resource Group Inc.

  Dec-95      Pacific Physician Services                       Primary/             322,617       317,619
                      MedPartners/Mullikin Inc.                Multispecialty

  Aug-95      Mullikin Medical Enterprises (e)                 Primary/             345,000       339,343
                      MedPartners Inc.                         Multispecialty

  Apr-95      Salick Healthcare                                Single Specialty     223,236       204,000
                      Zeneca Pharmaceuticals

  Aug-94      Friendly Hills Healthcare                        Primary/             150,000       221,000
                      Caremark International                   Multispecialty

  Jul-94      Thomas-Davis Medical Center                      Primary/             465,600       474,200
                      Foundation Health Corp.                  Multispecialty

                                                                   Multiples of Transaction Value
                                                                 ----------------------------------     Purchase
  Date                                                             LTM           LTM           LTM     Price / LTM    Forward
Announced     Target / Acquiror                                  Revenues       EBITDA         EBIT     Net Income      P/E
---------     ----------------------------------------------   ----------       ------        -----    -----------    -------
May-96        Caremark International                                1.2x         18.3x         22.5x       32.8x        20.2x
                      MedPartners/Mullikin Inc.

May-96        Sterling Healthcare Group Inc.                        1.7          18.4          24.0        37.7           NA
                      FPA Medical Management, Inc.

Mar-96        EyeCorp, Inc. (d)                                     2.4          12.8          19.1        35.7           NA
                      Physicians Resource Group Inc.

Dec-95        Pacific Physician Services                            0.8          10.6          16.8        31.4         19.8
                      MedPartners/Mullikin Inc.

Aug-95        Mullikin Medical Enterprises (e)                      0.8          14.6          22.9        39.1           NA
                      MedPartners Inc.

Apr-95        Salick Healthcare                                     2.8          14.8          21.9        39.6           NA
                      Zeneca Pharmaceuticals

Aug-94        Friendly Hills Healthcare                             1.1           8.8            NA          NA           NA
                      Caremark International

Jul-94        Thomas-Davis Medical Center                           1.0          14.3          17.6          NM           NA
                      Foundation Health Corp.

                                                -----------------------------------------------------------------------------
                                                Mean                1.6x         13.4x         21.4x       37.7x        22.8x
                                                Median              1.2          14.5          21.5        35.7         20.8
                                                High                4.0          20.7          44.5        70.6         31.8
                                                Low                 0.3           5.0           7.0        23.7         17.3
                                                -----------------------------------------------------------------------------

----------
(a)   Based on Salomon Smith Barney estimates.

(b) Based on American Oncology Resources closing market price of $13.00 on 12/11/98.

(c)   Terms of the transaction not disclosed.

(d)   FYE 1995E net income.

(e)   LTM December 1995.


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

                                                             SHERIDAN HEALTHCARE

C. WACC ANALYSIS

                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
                                                    A member of citigroup [LOGO]

WACC Analysis

Comparable Companies                 Debt    Equity      Cost of      Market    Total   Preferred     Debt /       Unlevered
(Dollars in Millions)                Beta      Beta(a)    Equity(b)      Cap.    Debt       Stock    Cap.(Mkt)  (Asset) Beta(c)
===============================================================================================================================
American Oncology Resources, Inc.    0.00      1.07         13.6%       $771     $239          $0      23.6%            0.90
MedPartners                          0.00      1.41         16.1         672    1,751           0      72.3             0.54
Pediatrix Medical Group Inc.         0.00      1.18         14.4         367       18           0       4.6             1.15
PhyCor                               0.00      1.41         16.1         400      623           0      60.9             0.72
PhyMatrix                            0.00      1.14         14.1          65      124           0      65.6             0.53
Physician Reliance Network, Inc.     0.00      0.91         12.4         418       60           0      12.6             0.84
-------------------------------------------------------------------------------------------------------------------------------
Median                                 --      1.16        14.26          --       --          --     42.27             0.78

Mean                                           1.19        14.46          --       --          --     39.94             0.78
-------------------------------------------------------------------------------------------------------------------------------

Assumptions
==========================================
Tax Rate for Companies               39.0%
Tax Rate for Target                  39.0%
Risk-Free Rate (30-Year TSY)          5.6%
Pretax Cost of Debt (e)               8.0%
Equity Risk Premium (f)               7.5%
Political Risk Premium                0.0%
Debt Beta for Target                 0.00
------------------------------------------


                      Weighted Average Cost of Capital(d)
                  =========================================
                         Debt / Capitalization (Market)
   Unlevered      -----------------------------------------
(Asset) Beta        30%      35%      40%      45%      50%
===========================================================
        0.70      10.0%     9.9%     9.7%     9.6%     9.4%
                          ------------------------
        0.75      10.3%    10.2%    10.0%     9.9%     9.7%
        0.80      10.7%    10.5%    10.4%    10.2%    10.1%
        0.85      11.0%    10.8%    10.7%    10.5%    10.4%
                          ------------------------
        0.90      11.3%    11.2%    11.0%    10.8%    10.7%
-----------------------------------------------------------

(a) Source: Bloomberg's estimate using Value Line's estimation methodology using returns vs. the S&P 500 as of 3/16/99.

(b) Cost of Equity = Risk-Free Rate (R(F)) + Equity Beta(beta)(E) * Equity Risk Premium (R(M) - R(F)).

(c)   (beta)(A) = (beta)(E) [%E/[%E +%D * (1 - T)] + (beta)(D) * [%D * (1 -
      T)/%D * (1 - t) + %E]]

(d)   WACC = [(R(F) + (beta)(E) * (R(M) - R(F)) + R(P)) * %E] + [K(D) * (1 - T)
      * %D]. Assumes pretax cost of debt remains constant.

(e) Any political risk premium (R(P)) is included in the pretax cost of debt (K(D)).

(f)   Source: Ibbotson Associates. Based on data from 1926 - 1996.

--------------------------------------------------------------------------------
An analysis of the cost of capital using the capital asset pricing model implies a median cost of equity of 14.0%, and a weighted average cost of capital of 10.4%.


                                                            SALOMON SMITH BARNEY
                                                    ----------------------------
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